Exhibit 99.1

Dolby Laboratories Reports First Quarter 2026 Financial Results

SAN FRANCISCO, January 29, 2026 — Dolby Laboratories, Inc. (NYSE:DLB) today announced the company’s financial results for the first quarter of fiscal 2026.

“With a good start to the fiscal year, we are optimistic about our position in the market and confident in our growth opportunities,” said Kevin Yeaman, President and CEO, Dolby Laboratories. “We continue to have strong momentum with Dolby Atmos and Dolby Vision, while also expanding our addressable market with our imaging patent program for content streamers and Dolby OptiView.”

First Quarter Fiscal 2026 Financial Highlights

•	Total revenue was $347 million, compared to $357 million for the first quarter of fiscal 2025.

•

GAAP net income was $53 million or $0.55 per diluted share, compared to GAAP net income of $68 million or $0.70 per diluted share for the first quarter of fiscal 2025. On a non-GAAP basis, first quarter net income was $103 million or $1.06 per diluted share, compared to $111 million or $1.14 per diluted share for the first quarter of fiscal 2025.

•

Dolby repurchased approximately one million shares of its common stock for approximately $70 million, and ended the quarter with approximately $207 million of stock repurchase authorization available going forward.

A complete listing of Dolby’s non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

Recent Business Highlights

•	Over 35 auto OEMs now embrace Dolby Atmos – from luxury vehicles to entry level models with baseline audio systems.

•

Mercedes-Benz is one of the first automakers to enable Spatial Audio with Dolby Atmos in Apple CarPlay, which will be supported across its latest line up, including the all-new electric GLC, CLA, and GLB.

•	Mahindra announced the first vehicle in India to support Dolby Atmos and Dolby Vision.

•	Qualcomm is integrating Dolby’s latest technology into its Gen 5 Snapdragon Automotive platform.

•

Peacock is the first streamer to embrace Dolby’s full suite of advanced picture and sound innovations, including Dolby Vision 2. Peacock also announced that it is extending the availability of Dolby Vision and Dolby Atmos across live sports over the coming year, including Sunday Night Football, the NBA, and MLB.

•	Hisense, TCL, and TP Vision announced various upcoming TV models that will support Dolby Vision 2.

•	LG unveiled its LG Sound Suite, a modular home audio system powered by Dolby Atmos FlexConnect, including the world’s first soundbar to feature the technology.

•	Meta began supporting Dolby Vision on Facebook after recently announcing support for Dolby Vision on Instagram.

Dividend

Today, Dolby announced a cash dividend of $0.36 per share of Class A and Class B common stock, payable on February 18, 2026, to stockholders of record as of the close of business on February 10, 2026.

Financial Outlook

Dolby’s financial outlook relies, in part, on estimates of royalty-based revenue that take into consideration various factors that are subject to uncertainty, including consumer demand for electronic products. In addition, actual results could differ materially from the estimates Dolby is providing herein due in part to uncertainty resulting from the macroeconomic effect of certain conditions, including developments concerning trade restrictions and changes in trade or diplomatic relationships, supply chain constraints, international conflicts, geopolitical instability, and fluctuations in inflation and interest rates. The uncertainty resulting from these factors has greatly reduced visibility into Dolby’s future outlook. To the extent possible, the estimates Dolby is providing for future periods reflect certain assumptions about the potential impact of certain of these items, based upon a consideration of currently available external and internal data and information. These assumptions are subject to risks and uncertainties. For more information, see “Forward-Looking Statements” in this press release for a description of certain risks that Dolby faces, and the section captioned “Risk Factors” in its Quarterly Report on Form 10-Q for the first quarter of fiscal 2026, to be filed on or around the date hereof.

Dolby is providing the following estimates for its second quarter of fiscal 2026:

•	Total revenue is estimated to range from $375 million to $405 million.

•	Licensing revenue is estimated to range from $350 million to $380 million.

•	Gross margins are anticipated to be approximately 90% on a GAAP basis and approximately 91% on a non-GAAP basis.

•	Operating expenses are anticipated to range from $230 million to $240 million on a GAAP basis and from $195 million to $205 million on a non-GAAP basis.

•	Effective tax rate is anticipated to be around 23% on a GAAP basis and around 21% on a non-GAAP basis.

•	Diluted earnings per share is anticipated to range from $0.94 to $1.09 on a GAAP basis and from $1.29 to $1.44 on a non-GAAP basis.

Dolby is providing the following estimates for the full year of fiscal 2026:

•	Total revenue is expected to range from $1.4 billion to $1.45 billion.

•	Licensing revenue is estimated to range from $1.295 billion to $1.345 billion.

•	Gross margins are anticipated to be approximately 88% on a GAAP basis and approximately 90% on a non-GAAP basis.

•	Operating expenses are anticipated to range from $930 million to $950 million on a GAAP basis and from $780 million to $800 million on a non-GAAP basis.

•	Dolby expects operating margins to be approximately 21% on a GAAP basis and to be approximately 34% on a non-GAAP basis.

•	Effective tax rate is anticipated to be around 23% on a GAAP basis and around 21% on a non-GAAP basis.

•	Diluted earnings per share is anticipated to range from $2.71 to $2.86 on a GAAP basis and from $4.30 to $4.45 on a non-GAAP basis.

Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss first quarter fiscal 2026 financial results for Dolby Laboratories at 2:00 p.m. PT (5:00 p.m. ET) on Thursday, January 29, 2026. Access to the teleconference will be available at http://investor.dolby.com or by dialing 1-888-210-2212 (+1-646-960-0390 for international callers) and entering confirmation code 5587811.

A replay of the call will be available from 5:00 p.m. PT (8:00 p.m. ET) on Thursday, January 29, 2026, until 8:59 p.m. PT (11:59 p.m. ET) on Thursday, February 5, 2026 by dialing 1-800-770-2030 (+1-647-362-9199 for international callers) and entering the confirmation code 5587811. An archived version of the teleconference will also be available on the Dolby website, http://investor.dolby.com.

Non-GAAP Financial Information

To supplement Dolby’s financial statements presented on a GAAP basis, Dolby management uses, and Dolby provides to investors, certain non-GAAP financial measures as an additional tool to evaluate Dolby’s operating results in a manner that focuses on what Dolby’s management believes to be its ongoing business operations and performance. We believe these non-GAAP financial measures are also helpful to investors in enabling comparability of operating performance between periods and among peer companies. Additionally, Dolby’s management regularly uses our supplemental non-GAAP financial measures to make operating decisions, for planning and forecasting purposes and determining bonus payouts. Specifically, Dolby excludes the following as adjustments from one or more of its non-GAAP financial measures:

Stock-based compensation expense: Stock-based compensation, unlike cash-based compensation, utilizes subjective assumptions in the methodologies used to value the various stock-based award types that Dolby grants. These assumptions may differ from those used by other companies. To facilitate more meaningful comparisons between its underlying operating results and those of other companies, Dolby excludes stock-based compensation expense.

Amortization of acquisition-related intangibles: Dolby amortizes intangible assets acquired in connection with business combinations. These intangible assets consist of patents and technology, customer relationships, and other intangibles. Dolby records amortization charges relating to these intangible assets in its GAAP financial statements, and Dolby views these charges as items arising from pre-acquisition activities that are determined by the timing and valuation of its acquisitions. As these amortization charges do not directly correlate to its operations during any particular period, Dolby excludes these charges to facilitate an evaluation of its current operating performance and comparisons to its past operating results. In addition, while amortization expense of acquisition-related intangible assets is excluded from Non-GAAP Net Income, the revenue generated from those assets is not excluded.

Restructuring charges or credits: Restructuring charges are costs associated with restructuring plans and primarily relate to costs associated with exit or disposal activities, employee severance benefits, and asset impairments. Dolby excludes restructuring costs, including any adjustments to charges recorded in prior periods (which may be credits), as Dolby believes that these costs are not representative of its normal operating activities and therefore, excluding these amounts enables a more effective comparison of its past operating performance and to that of other companies.

Income tax adjustments: The income tax effects of the aforementioned non-GAAP adjustments do not directly correlate to its operating performance so Dolby believes that excluding such income tax effects provides a more meaningful view of its underlying operating results to management and investors.

Using the aforementioned adjustments, Dolby provides various non-GAAP financial measures including, but not limited to: non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, and non-GAAP effective tax rate. Dolby’s management believes it is useful for itself and investors to review both GAAP and non-GAAP measures to assess the performance of Dolby’s business, including as a means to evaluate period-to-period comparisons. Dolby’s management does not itself, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, superior to, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above and below. Investors are also encouraged to review Dolby’s GAAP financial statements as reported in its US Securities and Exchange Commission (SEC) filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on the Dolby investor relations website, http://investor.dolby.com.

Forward-Looking Statements

Certain statements in this press release and in our earnings calls, including, but not limited to, expected financial results for the second quarter of fiscal 2026 and full year fiscal 2026, Dolby’s ability to expand existing business, navigate challenging periods, pursue its long-term growth opportunities, and advance its other long-term objectives are “forward-looking statements” that inherently involve substantial risks and uncertainties. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those provided. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: the potential impacts of economic conditions on Dolby’s business operations, financial results, and financial position (including the impact to Dolby partners and disruption of the supply chain and delays in shipments of consumer products; the level at which Dolby technologies are incorporated into products and the consumer demand for such products; delays in the development and release of new products or services that contain Dolby technologies; delays in royalty reporting or delinquent payment by partners or licensees; lengthening sales cycles; the impact to the overall cinema market including adverse impact to Dolby’s revenue recognized on box-office sales and demand for cinema products and services; and macroeconomic conditions that affect discretionary spending and access to products that contain Dolby technologies); risks associated with geopolitical issues and international conflicts; risks associated with trends in the markets in which Dolby operates, including the broadcast, mobile, consumer electronics, PC, and other markets; the loss of, or reduction in sales by, a key customer, partner, or licensee; pricing pressures; risks relating to changing trends in the way that content is distributed and consumed; risks relating to conducting business internationally, including trade restrictions and changes in diplomatic or trade relationships; risks relating to maintaining patent coverage; the timing of Dolby’s receipt of royalty reports and payments from its licensees, including recoveries; changes in tax regulations; timing of revenue recognition under licensing agreements and other contractual arrangements; Dolby’s ability to develop, maintain, and strengthen relationships with industry participants; Dolby’s ability to develop and deliver innovative products and technologies in response to new and growing markets; competitive risks; risks associated with conducting business in countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture and cinema industries generally; Dolby’s ability to increase its revenue streams and to expand its business generally, and to continue to expand its business beyond its current technology offerings; risks associated with acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby’s SEC filings and reports, including the risks identified under the section captioned “Risk Factors” in its Quarterly Report on Form 10-Q filed on or around the date hereof. Dolby may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements. Forward-looking statements are based upon information available to us as of the date of such statements, and while Dolby believes such information forms a reasonable basis for such statements, such information may be limited or incomplete. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Except as required by law, Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby

Dolby Laboratories (NYSE: DLB) is a world leader in immersive entertainment. From movies and TV, to music, sports, gaming, and beyond, Dolby transforms the science of sight and sound into spectacular experiences for billions of people worldwide across all their favorite devices. We partner with artists, storytellers, and the brands you love to transform entertainment and digital experiences through groundbreaking innovations like Dolby Atmos, Dolby Vision, Dolby Cinema, and Dolby OptiView.

Dolby, Dolby Atmos, Dolby Vision, Dolby Cinema, Dolby OptiView, and the double-D symbol are among the registered and unregistered trademarks of Dolby Laboratories in the United States and/or other countries. Other trademarks remain the property of their respective owners.

DOLBY LABORATORIES, INC.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts; unaudited)

	Fiscal Quarter Ended
	December 26, 2025	December 27, 2024
Revenue:
Licensing	$319,771	$330,479
Products and services	26,935	26,520

Total revenue	346,706	356,999

Cost of revenue:
Cost of licensing	20,762	21,110
Cost of products and services	22,446	19,664

Total cost of revenue	43,208	40,774

Gross profit	303,498	316,225

Operating expenses:
Research and development	69,077	66,638
Sales and marketing	91,552	94,399
General and administrative	70,243	70,092
Restructuring charges	10,466	5,216

Total operating expenses	241,338	236,345

Operating income	62,160	79,880

Other income/(expense):
Interest income/(expense), net	4,118	2,646
Other income, net	5,324	3,525

Total other income	9,442	6,171

Income before income taxes	71,602	86,051
Provision for income taxes	(17,921)	(17,981)

Net income including noncontrolling interest	53,681	68,070
Less: net income attributable to noncontrolling interest	(354)	(248)

Net income attributable to Dolby Laboratories, Inc.	$53,327	$67,822

Net income per share:
Basic	$0.56	$0.71
Diluted	$0.55	$0.70
Weighted-average shares outstanding:
Basic	95,466	95,615
Diluted	96,518	97,147

DOLBY LABORATORIES, INC.

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands; unaudited)

	December 26, 2025	September 26, 2025
ASSETS
Current assets:
Cash and cash equivalents	$643,845	$701,893
Restricted cash	83,721	91,468
Short-term investments	739	703
Accounts receivable, net	373,091	331,096
Contract assets, net	198,266	180,804
Inventories, net	31,264	30,424
Prepaid expenses and other current assets	77,136	51,873

Total current assets	1,408,062	1,388,261
Long-term investments	85,022	80,205
Property, plant, and equipment, net	466,720	470,608
Operating lease right-of-use assets	35,569	33,204
Goodwill and intangible assets, net	894,320	926,957
Deferred taxes	214,346	214,361
Other non-current assets	88,084	114,164

Total assets	$3,192,123	$3,227,760

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,668	$17,840
Accrued liabilities	376,212	369,256
Income taxes payable	11,208	8,928
Contract liabilities	37,094	31,382
Operating lease liabilities	10,325	10,384

Total current liabilities	443,507	437,790
Non-current contract liabilities	25,159	29,687
Non-current operating lease liabilities	30,314	28,494
Other non-current liabilities	90,272	99,843

Total liabilities	589,252	595,814
Stockholders’ equity:
Class A common stock	54	54
Class B common stock	40	40
Retained earnings	2,604,358	2,634,980
Accumulated other comprehensive loss	(10,777)	(12,517)

Total stockholders’ equity – Dolby Laboratories, Inc.	2,593,675	2,622,557
Noncontrolling interest	9,196	9,389

Total stockholders’ equity	2,602,871	2,631,946

Total liabilities and stockholders’ equity	$3,192,123	$3,227,760

DOLBY LABORATORIES, INC.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands; unaudited)

	Fiscal Quarter Ended
	December 26, 2025	December 27, 2024
Operating activities:
Net income including noncontrolling interest	$53,681	$68,070
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,145	22,362
Stock-based compensation	37,211	36,070
Amortization of operating lease right-of-use assets	2,668	2,835
Provision for credit losses	792	730
Deferred income taxes	16	(7,307)
Share of net income of equity method investees, net of cash distributions	(5,276)	(911)
Other non-cash items affecting net income	(1,890)	1,191
Changes in operating assets and liabilities:
Accounts receivable, net	(82,956)	(24,647)
Contract assets, net	(19,824)	(23,416)
Inventories	879	1,340
Operating lease right-of-use assets	(4,810)	(2,487)
Prepaid expenses and other assets	(3,152)	13,528
Accounts payable and accrued liabilities	43,575	4,804
Income taxes, net	4,394	15,305
Contract liabilities	6,828	3,691
Operating lease liabilities	1,552	(798)
Other non-current liabilities	(3,034)	(3,581)

Net cash provided by operating activities	54,799	106,779

Investing activities:
Proceeds from sale of intangible assets	6,623	—
Purchases of property, plant, and equipment	(4,628)	(6,779)
Business combinations, net of cash and restricted cash acquired, and other related payments	—	(1,362)
Purchases of intangible assets	(750)	—

Net cash provided by/(used in) investing activities	1,245	(8,141)

Financing activities:
Proceeds from issuance of common stock	14,253	22,157
Repurchase of common stock	(70,005)	(15,000)
Payment of cash dividend	(34,339)	(31,548)
Distributions to noncontrolling interest	(547)	(740)
Shares repurchased for tax withholdings on vesting of restricted stock	(31,196)	(32,440)

Net cash used in financing activities	(121,834)	(57,571)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(5)	(7,162)

Net increase/(decrease) in cash, cash equivalents, and restricted cash	(65,795)	33,905
Cash, cash equivalents, and restricted cash at beginning of period	793,361	577,752

Cash, cash equivalents, and restricted cash at end of period	$727,566	$611,657

Licensing Revenue by Market

(unaudited)

The following table presents the composition of our licensing revenue and percentage of total licensing revenue for all periods presented (in thousands, except percentage amounts):

	Fiscal Quarter Ended
Market	December 26, 2025		December 27, 2024
Broadcast	$100,263	31%	$115,762	35%
Mobile	74,949	23%	61,524	19%
CE	45,602	14%	49,457	15%
PC	28,717	9%	31,256	9%
Other	70,240	23%	72,480	22%

Total licensing revenue	$319,771	100%	$330,479	100%

GAAP to Non-GAAP Reconciliations

(unaudited)

The following tables present Dolby’s GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the first quarters of fiscal 2026 and fiscal 2025:

Net income:	Fiscal Quarter Ended
(in thousands)	December 26, 2025	December 27, 2024
GAAP net income attributable to Dolby Laboratories, Inc.	$53,327	$67,822
Stock-based compensation (1)	37,211	36,070
Amortization of acquisition-related intangibles (2)	9,867	10,647
Restructuring charges	10,466	5,216
Income tax adjustments	(8,370)	(8,886)

Non-GAAP net income attributable to Dolby Laboratories, Inc.	$102,501	$110,869

(1) Stock-based compensation included in above line items:
Cost of products and services	$530	$487
Research and development	11,568	10,984
Sales and marketing	12,705	12,645
General and administrative	12,408	11,954
(2) Amortization of acquisition-related intangibles included in above line items:
Cost of licensing	$6,590	$6,704
Cost of products and services	768	834
Sales and marketing	353	754
General and administrative	1,715	1,872
Other income, net	441	483

Diluted earnings per share:	Fiscal Quarter Ended
	December 26, 2025	December 27, 2024
GAAP diluted earnings per share	$0.55	$0.70
Stock-based compensation	0.39	0.37
Amortization of acquisition-related intangibles	0.10	0.11
Restructuring charges	0.11	0.05
Income tax adjustments	(0.09)	(0.09)

Non-GAAP diluted earnings per share	$1.06	$1.14
Weighted-average shares outstanding - diluted (in thousands)	96,518	97,147

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial measures for the second quarter of fiscal 2026 and full year fiscal 2026 included in this release:

Gross margin:	Q2 2026	Fiscal 2026
GAAP gross margin	90.0%	88.0%
Stock-based compensation	0.1%	0.1%
Amortization of acquisition-related intangibles	0.9%	1.9%

Non-GAAP gross margin	91.0%	90.0%

Operating expenses (in millions):	Q2 2026	Fiscal 2026
GAAP operating expenses (low - high end of range)	$230 -$240	$930 -$950
Stock-based compensation	(31)	(128)
Amortization of acquisition-related intangibles	(2)	(10)
Restructuring charges	(2)	(12)

Non-GAAP operating expenses (low - high end of range)	$195 -$205	$780 -$800

Operating margin:		Fiscal 2026
GAAP operating margin		21	% +/-
Stock-based compensation		9%
Amortization of acquisition-related intangibles		3%
Restructuring charges		1%

Non-GAAP operating margin		34	% +/-

Effective tax rate:	Q2 2026	Fiscal 2026
GAAP effective tax rate	23.0%	23.0%
Stock-based compensation (low - high end of range)	(2%) - 1%	(2%) - 0%
Amortization of acquisition-related intangibles (low - high end of range)	(1%) - 0%	(1%) - 0%

Non-GAAP effective tax rate	21.0%	21.0%

Diluted earnings per share:	Q2 2026		Fiscal 2026
	Low	High	Low	High
GAAP diluted earnings per share (low - high end of range)	$0.94	$1.09	$2.71	$2.86
Stock-based compensation	0.32	0.32	1.34	1.34
Amortization of acquisition-related intangibles	0.11	0.11	0.43	0.43
Restructuring charges	0.02	0.02	0.13	0.13
Income tax adjustments	(0.10)	(0.10)	(0.31)	(0.31)
Non-GAAP diluted earnings per share (low - high end of range)	$1.29	$1.44	$4.30	$4.45

Weighted-average shares outstanding - diluted (in thousands)	95,900	95,900	95,700	95,700

Investor Contact:

Peter Goldmacher

415-254-7415

peter.goldmacher@dolby.com

Media Contact:

media@dolby.com